Exhibit 4.71(a)

ENTERGY LOUISIANA, LLC

OFFICER’S CERTIFICATE

38-B-26

Establishing the Form and Certain Terms of the

Collateral Trust Mortgage Bonds, 5.50% Series due September 15, 2036

The undersigned, Kevin J. Marino, an Authorized Officer of Entergy Louisiana, LLC, a Texas limited liability company (the “Company”) (all capitalized terms used herein which are not defined herein or in Exhibit A hereto but are defined in the Indenture referred to below, shall have the meanings specified in such Indenture), pursuant to the Twenty-third Supplemental Indenture, dated as of August 1, 2026 (the “Twenty-third Supplemental Indenture”), and Sections 101, 104, 201, 301, 303(a), 303(e) and 1603(b)(i) of such Indenture, does hereby certify to THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”) under the Mortgage and Deed of Trust of the Company, dated as of November 1, 2015 (as amended and supplemented, the “Indenture”), as of August 10, 2026, that:

1.

The Securities of the twenty-seventh series to be issued under the Indenture (the “Bonds”) shall be issued in a series designated “Collateral Trust Mortgage Bonds, 5.50% Series due September 15, 2036”; the Bonds shall be in substantially the form set forth in Exhibit A hereto; the Bonds shall initially be issued in the aggregate principal amount of $500,000,000; however, the terms of the Bonds do not limit the aggregate principal amount of Bonds which may be authenticated and delivered under the Indenture; and the Bonds issued on the original issue date and any additional Bonds issued thereafter shall be considered one and the same series of Securities under the Indenture; additional Bonds, without limitation as to amount, having substantially the same terms as the then Outstanding Bonds (except for the issue date, price to public and, if applicable, the initial Interest Payment Date) may be issued by the Company without notice to or the consent of the existing Holders of the Bonds;

2.

The Bonds shall mature and the principal shall be due and payable on September 15, 2036, and the Company shall not have any right to extend the Stated Maturity of the Bonds as contemplated by Section 301(d) of the Indenture;

3.

The Bonds shall bear interest as provided in the form thereof set forth in Exhibit A hereto; the Interest Payment Dates for the Bonds shall be March 15 and September 15 of each year, commencing March 15, 2027;

4.

Each installment of interest on the Bonds shall be payable as provided in the form thereof set forth in Exhibit A hereto; the Company shall not have any right to extend any interest payment periods for the Bonds as contemplated by Section 301(e) of the Indenture;

5.

The principal of, premium, if any, and each installment of interest on the Bonds shall be payable, and registration of transfers and exchanges in respect of the Bonds may be effected, at the office or agency of the Company in The City of New York and as otherwise provided in the form of Bond set forth in Exhibit A hereto; and notices and demands to or upon the Company in respect of the Bonds may be served at the office or agency of the Company in The City of New York; the Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration of transfers and exchanges and service of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; and the Trustee will initially be the Security Registrar and the Paying Agent for the Bonds; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent;

6.

The Regular Record Dates for the interest payable on any given Interest Payment Date with respect to the Bonds shall be the close of business on the Business Day immediately preceding such Interest Payment Date;

7.	The Bonds are subject to redemption as provided in the form thereof set forth in Exhibit A hereto;

8.

No service charge shall be made for the registration of transfer or exchange of the Bonds; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

9.

The Bonds shall be issued initially in global form registered in the name of Cede & Co. (as nominee for The Depository Trust Company (“DTC”)); provided, that the Company reserves the right to provide for another depository, registered as a clearing agency under the Exchange Act, to act as depository for the global Bonds (DTC and any such successor depository, the “Depository”); beneficial interests in Bonds issued in global form may not be exchanged in whole or in part for individual certificated Bonds in definitive form, and no transfer of a global Bond in whole or in part may be registered in the name of any Person other than the Depository or its nominee except that (i) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the global Bonds or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository for such global Bonds has not been appointed by the Company within ninety (90) days after the Company receives such notice or becomes aware of such condition, as the case may be or (ii) the Company executes and delivers to the Trustee an Officer’s Certificate providing that the global Bonds shall be so exchangeable, in each case, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Bonds, will authenticate and deliver Bonds in definitive certificated form in an aggregate principal amount equal to the principal amount of the global Bonds representing such Bonds in exchange for such global Bonds, such definitive Bonds to be registered in the names provided by the Depository; each global Bond (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Bonds to be represented by such global Bond, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository, its nominee, any custodian for the Depository or otherwise pursuant to the Depository’s instruction and (iv) shall bear a legend restricting the transfer of such global Bond to any person other than the Depository or its nominee; none of the Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; the Bonds in global form will contain restrictions on transfer, substantially as described in the form set forth in Exhibit A hereto;

10.

None of the Trustee, the Security Registrar or the Company shall have any liability for any acts or omissions of the Depository, for any transfers of beneficial interests in the Bonds, for any Depository records of beneficial interests, for any transactions between the Depository and beneficial owners or in respect of any transfers effected by the Depository or by any participant members of the Depository or any beneficial owner of any interest in any Bonds held through any such participant member of the Depository;

11.

If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Bonds, or any portion of the principal amount thereof, as contemplated by Section 801 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 801 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 801), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Bonds or portions thereof, all in accordance with and subject to the provisions of said Section 801; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency with reasonable documentation supporting the assertion; or

(B) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Bonds, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected;

12.	The Eligible Obligations with respect to the Bonds shall be Government Obligations;

13.	The Bonds shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto;

14.	No Event of Default under the Indenture has occurred or is occurring;

15.

The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance, authentication and delivery of the Bonds and the execution of the Twenty-third Supplemental Indenture and in respect of compliance with which this certificate is made;

16.

The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

17.

In the opinion of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not such covenants and conditions have been complied with;

18.

In the opinion of the undersigned, such conditions and covenants, and all conditions precedent provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the authentication and delivery of the Bonds and the execution of the Twenty-third Supplemental Indenture requested in the accompanying Company Order have been complied with; and

19.	The execution of the Twenty-third Supplemental Indenture is authorized or permitted by the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, I have executed this Officer’s Certificate as of the date set forth above.

By:	/s/ Kevin J. Marino
Name: Kevin J. Marino
Title: Assistant Treasurer

Exhibit A

[FORM OF BOND]

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Entergy Louisiana, LLC, or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

No. ___	CUSIP No. 29364W BT4

STATED MATURITY: SEPTEMBER 15, 2036	PRINCIPAL AMOUNT: $____________

ENTERGY LOUISIANA, LLC

COLLATERAL TRUST MORTGAGE BONDS, 5.50% SERIES DUE SEPTEMBER 15, 2036

ENTERGY LOUISIANA, LLC, a limited liability company duly organized and existing under the laws of the State of Texas (herein referred to as the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to or registered assigns, the principal amount specified above on the Stated Maturity set forth above and to pay interest on the unpaid principal hereof and on any overdue interest from and including August 13, 2026, or from and including the most recent interest payment date to which interest has been paid or duly provided for semiannually on March 15 and September 15 of each year, commencing March 15, 2027, and on the Stated Maturity (each, an “Interest Payment Date”), at the rate of 5.50% per annum to but excluding the date on which the principal hereof is paid or made available for payment. In the event that any Interest Payment Date is not a Business Day (as defined below), then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Business Day immediately preceding such Interest Payment Date (each, a “Regular Record Date”), except that interest payable at Maturity will be payable to the Person to whom principal shall be paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to herein.

Payment of the principal of and premium, if any, and interest at Maturity on this Security shall be made upon presentation of this Security at the office or agency of the Company maintained for that purpose in The City of New York, in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security (other than interest payable at Maturity) may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register, and provided, further, that if such person is a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such person.

All terms used in this Security not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer’s Certificate establishing the terms of the Securities of this series (the “Series Officer’s Certificate”). “Business Day” means any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Mortgage and Deed of Trust, dated as of November 1, 2015 (herein, together with any amendments or supplements thereto, including the Twenty-third Supplemental Indenture, dated as of August 1, 2026, with respect to the Securities of this series, called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, for a statement of the property mortgaged, pledged and held in trust, the nature and extent of the security, the conditions upon which the Lien of the Indenture may be released and to the Indenture and Series Officer’s Certificate creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder thereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

Prior to June 15, 2036 (the “Par Call Date”), the Securities of this series will be redeemable at the option of the Company, in whole or in part, on not less than 10 nor more than 60 days’ notice prior to the date fixed for redemption (each, an “Optional Redemption Date”), at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) (an “Optional Redemption Price”) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal of the Securities of this series to be redeemed and interest thereon discounted to the Optional Redemption Date (assuming the Securities of this series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest on the Securities of this series to be redeemed accrued to the Optional Redemption Date, and

(2)	100% of the principal amount of the Securities of this series being redeemed,

plus, in either case, accrued and unpaid interest on the Securities of this series being redeemed to, but not including, the Optional Redemption Date.

On or after the Par Call Date, the Securities of this series will be redeemable at the option of the Company, in whole or in part, on not less than 10 nor more than 60 days’ notice prior to the date fixed for redemption, at any time and from time to time, at an Optional Redemption Price equal to 100% of the principal amount of the Securities of this series being redeemed plus accrued and unpaid interest thereon to, but not including, the Optional Redemption Date.

“Treasury Rate” means, with respect to any Optional Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Optional Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities – Treasury constant maturities – Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1)	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Optional Redemption Date to the Par Call Date (the “Remaining Life”); or

(2)

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)	if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Optional Redemption Date.

If on the third Business Day preceding the Optional Redemption Date H.15 TCM is no longer published, or, if published, no longer contains the yields for nominal Treasury constant maturities, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Optional Redemption Date as follows:

(1)

the Company shall select (a) the United States Treasury security maturing on the Par Call Date, subject to clause (3) below, or (b) if there is no United States Treasury security maturing on the Par Call Date, then the United States Treasury security with the maturity date that is closest to the Par Call Date, subject to clauses (2) and (3) below, as applicable; or

(2)

if there is no United States Treasury security described in clause (1), but there are two or more United States Treasury securities with maturity dates equally distant from the Par Call Date, one or more with maturity dates preceding the Par Call Date and one or more with maturity dates following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding and closest to the Par Call Date, subject to clause (3) below; or

(3)

if there are two or more United States Treasury securities meeting the criteria of the preceding clauses (1) or (2), the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.

In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices of such United States Treasury security (expressed as a percentage of principal amount and rounded to three decimal places) at 11:00 a.m., New York City time.

The Company’s actions and determinations in determining the Optional Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

The Securities of this series shall also be redeemable at the option of the Company in whole at any time, but not in part, upon notice, mailed not less than 10 nor more than 60 days prior to the date fixed for redemption if a Tax Credit Event occurs with respect to the Securities of this series at a redemption price equal to 101% of the principal amount of the Securities of this series being redeemed plus accrued and unpaid interest thereon, if any, to but not including the date fixed for redemption. A notice of redemption of the Securities of this series upon the occurrence of a Tax Credit Event (1) may only be sent by the later of (a) the end of the calendar year in which the Securities of this series were issued and (b) six months from the date of issuance of the Securities of this series and (2) shall be accompanied by a certificate of an officer of the Company stating that a Tax Credit Event has occurred.

A “Tax Credit Event” occurs with respect to the Securities of this series, if, in the reasonable determination of the Company, there exists a material risk, due to the Securities of this series (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

Notice of redemption (other than at the option of the Holder) shall be given by mail to Holders of Securities all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the applicable Paying Agent or Agents of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

In the event of redemption of this Security in part only, a new Security or Securities of this series of like tenor representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture and the Series Officer’s Certificate.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of this series at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding to be directly affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or the Securities or for the appointment of a receiver or trustee or for any other remedy under or with respect to the Indenture or the Securities, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as the Trustee and offered the Trustee indemnity satisfactory to it, the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein and herein set forth, Securities of this series are exchangeable for Securities of this series, of authorized denominations and of like tenor and aggregate principal amount, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company shall not be required to execute, and the Security Registrar shall not be required to register, the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is to be given identifying the serial numbers of the Securities of this series called for redemption, (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (c) any Security during the 15 days before an Interest Payment Date.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable.

As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, member, limited partner, officer, manager or director, as such, past, present or future of the Company or of any predecessor or successor of the Company (either directly or through the Company or a predecessor or successor of the Company), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ENTERGY LOUISIANA, LLC

By:
Name:
Title:

[FORM OF CERTIFICATE OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory